                                                                    EXHIBIT 99.1


[DOCUCORP LOGO]                                                     NEWS RELEASE
--------------------------------------------------------------------------------
Contact:
              John H. Gray
              Chief Financial Officer
              (214) 891-6450
              jgray@docucorp.com

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For Release:
              FOR IMMEDIATE RELEASE
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                   DOCUCORP ANNOUNCES SECOND QUARTER RESULTS


DALLAS - FEBRUARY 19, 2003 - Docucorp(R) International (Nasdaq: DOCC), a leading provider of enterprise information solutions, today announced revenues of $17.4 million for the second quarter of fiscal year 2003, as compared to $18.2 million for the second quarter of the prior year. For the six months ended January 31, 2003, revenues increased slightly to $35.5 million compared to $35.3 million for the same period of fiscal year 2002.

         The company reported earnings of $687,000, or $0.05 per diluted share, for the second quarter of fiscal year 2003 compared to $1.4 million, or $0.10 per diluted share, for the same period a year ago. Net income for the first six months of fiscal year 2003 was $1.9 million, or $0.13 per diluted share, compared to $2.7 million, or $0.18 per diluted share, for the first six months of fiscal year 2002.

         The decrease in revenue for the quarter is attributed to a decrease in software license revenue. Software license revenue was $1 million for the second quarter of fiscal year 2003 compared to $3 million for the second quarter of fiscal year 2002.

         "Companies have been hesitant to buy software given the increased uncertainty in the marketplace and the continued international unrest. As a result of the current environment, we've seen our sales cycle for software and services lengthen," said Michael D. Andereck, president and chief executive officer of Docucorp. "Despite the decrease in software license revenue during the quarter, this is the company's 22nd consecutive quarter of profitability."

                  All other revenue categories had a combined increase of 8 percent in the current quarter


                                     -MORE-
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                      DOCUCORP, SECOND QUARTER 2003 RESULTS

         ADD #1

when compared to the same quarter of fiscal year 2002. ASP revenue increased 8 percent to $5.7 million, professional services revenue increased 6 percent to $5.4 million and maintenance revenue increased 11 percent to $5.2 million.

         "Our sales pipeline is beginning to strengthen, and we will work diligently to increase software license revenue," said Andereck. "Docucorp has a good business model, bolstered by diversified and recurring revenue streams, and significant financial resources at its disposal."

ABOUT DOCUCORP

Docucorp is the authority in providing dynamic solutions for acquiring, managing, personalizing and presenting enterprise information. Servicing the entire enterprise information lifecycle, Docucorp's information software, application service provider (ASP) hosting and professional consulting services enable companies to implement solutions in-house or fully outsource to Docucorp. The company has an installed base of more than 1,200 customers, including many of the largest insurance, utility and financial services organizations.

         Headquartered in Dallas, Docucorp has major facilities in Atlanta and Silver Spring, MD. The company also maintains offices in Portland, Maine and Bedford, N.H., as well as an international office in London that represents Europe, Middle East, Africa and Asia Pacific.

Certain information contained in this news release may include "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, included herein are forward-looking statements. These statements involve risks and uncertainties, such as competition, technological developments, loss of significant customers and the other factors discussed in the Company's periodic reports filed with the Securities and Exchange Commission, that could cause the Company's actual results to differ materially from those expressed or implied by these forward-looking statements. Docucorp is a registered trademark of Docucorp International.

                                       ###


      CONSOLIDATED STATEMENTS OF OPERATIONS AND BALANCE SHEET DATA FOLLOW.


[DOCUCORP LOGO]
     5910 North Central Expressway, Suite 800
     Dallas, Texas 75206-5140
     214-891-6532
     fax: 214-987-8187
     http://www.docucorp.com

(C)  2003 Docucorp International. All Rights Reserved.
     Company, organization and product names mentioned herein are trademarks or registered trademarks of their respective owners. Docucorp and its symbol are trademarks of Docucorp International.

                             DOCUCORP INTERNATIONAL

                 FISCAL QUARTERS ENDED JANUARY 31, 2003 AND 2002


STATEMENTS OF OPERATIONS DATA:

                                           (in thousands except per share amounts)
                                                         (unaudited)

                                             Three Months            Six Months
                                           Ended January 31,      Ended January 31,
                                          -------------------    -------------------
                                            2003       2002        2003       2002
                                          --------   --------    --------   --------
REVENUES

    ASP hosting                           $  5,740   $  5,323    $ 10,948   $  9,873
    Professional services                    5,408      5,094      11,201     10,400
    License                                  1,014      3,034       3,113      5,686
    Maintenance and other recurring          5,211      4,702      10,248      9,344
                                          --------   --------    --------   --------
       Total revenues                       17,373     18,153      35,510     35,303
                                          --------   --------    --------   --------

EXPENSES

    ASP hosting                              4,852      4,365       9,312      8,318
    Professional services                    4,240      4,199       8,617      8,483
    Product development and support          3,161      2,979       6,186      5,691
    Selling, general and administrative      4,021      4,204       8,357      8,508
                                          --------   --------    --------   --------
       Total expenses                       16,274     15,747      32,472     31,000
                                          --------   --------    --------   --------
       Operating income                      1,099      2,406       3,038      4,303
    Other income (expense), net                173        (97)        177         31
                                          --------   --------    --------   --------
       Income before income taxes            1,272      2,309       3,215      4,334
    Provision for income taxes                 585        866       1,335      1,650
                                          --------   --------    --------   --------
       Net income                         $    687   $  1,443    $  1,880   $  2,684
                                          ========   ========    ========   ========

Net income per share:

    Basic                                 $   0.05   $   0.11    $   0.14   $   0.20
    Diluted                               $   0.05   $   0.10    $   0.13   $   0.18

Weighted average shares
    outstanding used in the net
    income per share calculation:

    Basic                                   13,407     13,443      13,471     13,534
    Diluted                                 14,664     14,946      14,980     14,661


BALANCE SHEET DATA:

                        JANUARY 31,      July 31,
                       ------------   ------------
                           2003           2002
                       ------------   ------------
                            (in thousands)
Current assets         $     30,552   $     33,410
Current liabilities          18,822         20,260
Working capital              11,730         13,150
Stockholders' equity         32,849         33,064
Total assets           $     53,922   $     55,750